Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(253,800)
Unrealized Gain (Loss) on Market Value of Futures	1,705,260
Dividend Income	1,202
Interest Income	314
ETF Transaction Fees	350
Total Income (Loss)	$1,453,326

Expenses
General Partner Management Fees	$28,407
Brokerage Commissions	3,152
Prepaid Insurance Expense	410
Non-interested Directors' Fees and Expenses	366
Other Expenses	11,790
Total Expenses	44,125
Expense Waiver	(6,109)
Net Expenses	$38,016
Net Income (Loss)	$1,415,310

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$43,468,217
Additions (50,000 Units)	3,970,418
Withdrawals (50,000 Units)	(4,071,227)
Net Income (Loss)	1,415,310

Net Asset Value End of Month	$44,782,718
Net Asset Value Per Unit (550,000 Units)	$81.42

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612